UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 10, 2020

OSI SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-23125	33-0238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSIS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

OSI Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 10, 2020. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-votes
Deepak Chopra	14,482,794	313,076	1,309,960
Steven C. Good	10,528,855	4,267,015	1,309,960
Meyer Luskin	13,909,174	886,696	1,309,960
William F. Ballhaus	14,657,429	138,441	1,309,960
James B. Hawkins	11,443,129	3,352,741	1,309,960
Gerald Chizever	13,791,970	1,003,900	1,309,960
Kelli Bernard	14,696,815	99,055	1,309,960

The seven nominees identified above were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their successors are elected and qualified.

2. Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021

For	Against	Abstentions	Broker Non-votes
15,964,683	101,482	39,665	0

The proposal was approved.

3. Approval of the Amended and Restated OSI Systems, Inc. 2012 Incentive Award Plan

For	Against	Abstentions	Broker Non-votes
14,416,872	324,177	54,821	1,309,960

The proposal was approved.

4. Advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2020

For	Against	Abstentions	Broker Non-votes
14,097,493	285,696	412,681	1,309,960

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 11, 2020

	By:	/s/ Alan Edrick
Alan Edrick
EVP and Chief Financial Officer